SECURITIES AND EXCHANGE COMMISSION



                     Washington, D.C. 20549







                            FORM 8-K


                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported) September 13, 1996 (September 6, 1996)




                    Richfood Holdings, Inc.
     (Exact name of registrant as specified in its charter)


          Virginia              0-16900         54-1438602

(State or other jurisdiction  (Commission      (IRS Employer
  of incorporation)           File Number)  Identification No.)



8258 Richfood Road,  Mechanicsville, Virginia        23111
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (804) 746-6000



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Item 4.   Changes in Registrant's Certifying Accountant.

     On September 6, 1996, the Registrant selected Ernst & Young LLP ("Ernst & Young") to serve as its independent public accountants for fiscal 1997 and, accordingly, dismissed KPMG Peat Marwick LLP, its former independent public accountants ("Peat Marwick"). The decision to engage Ernst & Young and dismiss Peat Marwick was approved by the Audit Committee of the Board of Directors of the Registrant on September 6, 1996.

     Peat Marwick's reports on the Registrant's consolidated financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and through September 6, 1996, there was no disagreement with Peat Marwick regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Peat Marwick, would have caused Peat Marwick to make reference thereto in its reports.

     The Registrant has requested that Peat Marwick furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 13, 1996, is filed as
Exhibit 16 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits:

16   Letter from KPMG Peat Marwick LLP.

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                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Richfood Holdings, Inc.
                                    (Registrant)


Date:  September 13, 1996     By:  /s/ J. Stuart Newton
                                   J. Stuart Newton
                                   Senior Vice President and
                                   Chief Financial Officer

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                          EXHIBIT INDEX


     16   Letter from KPMG Peat Marwick LLP